Exhibit Pursuant to Rule 13d-1(f)(1)
                  under the Securities Exchange Act of 1934


            Each of the undersigned agrees that the Schedule 13D to which this agreement is attached as an Exhibit is filed on behalf of each of them pursuant to the above Rule.

Dated: as of October 7, 1996


            Commonwealth Associates
            By: Commonwealth Associates Management Company, Inc.,
                 its General Partner


            By:   /s/ Michael S. Falk
               ------------------------------------------
                      Michael S. Falk, President

            Commonwealth Associates Management Company, Inc.,


            By:   /s/ Michael S. Falk
               ------------------------------------------
                      Michael S. Falk, President

            By:   /s/ Michael S. Falk
               ------------------------------------------
                      Michael S. Falk